                                                    EXHIBIT 99.1

SHUFFLE MASTER, INC. 1106 Palms Airport Dr. Las Vegas, NV 89119 www.shufflemaster.com
News Release
FOR FURTHER INFORMATION CONTACT: Julia Boguslawski Investor Relations ph: (702) 897-7150 fax: (702) 270-5161	Mark L. Yoseloff, Ph.D., CEO Coreen Sawdon, CAO & Acting CFO ph: (702) 897-7150 fax: (702) 270-5161

Shuffle Master, Inc. Announces Leadership Changes

Las Vegas – November 17, 2008 – Drawing on the depth of its executive management team, Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) announced today the promotions of David Lopez, Roger Snow and Jerry Smith to Executive Vice Presidents of the Company.

In addition to these promotions, and in keeping with corporate best practices, the Company announced that its Board of Directors has decided to separate the roles of Chairman of the Board from that of Chief Executive Officer and has elected Phillip Peckman, a current independent director, as its new non-executive Chairman.

Finally, Shuffle Master also announced that in order to streamline its domestic operations and improve efficiencies, the Company is consolidating the Shuffle Master Americas division with its Corporate group, both of which are headquartered in Las Vegas.

Mark Yoseloff, Ph.D., Chief Executive Officer, commented, "I am pleased that during these tough economic times for our industry, Shuffle Master continues to grow and prosper because of our suite of innovative products which provide both revenue enhancement and operating cost efficiencies for our casino customers.  Phil’s strong business experience and new role will bring broader perspective to our business, while the promotion of these three seasoned executives will greatly strengthen our senior management team. These changes will allow me to continue to focus on our overall business strategy.”

“We have indicated for some time our plan to strengthen our executive depth and operational focus.  Roger, David and Jerry have all been with Shuffle Master for a number of years and have been important contributors to the Company’s dramatic growth.  Their strategic planning, operations, development, and managerial experience within the company make them uniquely suited to take on this new responsibility.  I am proud of these talented examples of one of our greatest strengths; namely, our human capital, and look forward to working with this dynamic team on a senior executive level,” Yoseloff concluded.

Peckman has been a member of Shuffle Master’s Board of Directors since June 2007.  He is an attorney and certified public accountant and presently serves as Chairman of the Board’s audit committee.  Peckman is the Chief Executive Officer of Peckman Outdoor Media.  Prior to this Peckman served as President and Chief Executive Officer of The Greenspun Corporation, a company with interests in real estate, media, communications, travel and tourism, gaming and technology.  Peckman retired from this post in 2006.

Lopez began his career with Shuffle Master in 1998 as a Marketing Analyst and has since been promoted six times, most recently serving as President of Shuffle Master Americas.  During his ten year tenure, Lopez has played an important role in Shuffle Master’s overall growth.  Lopez was responsible for managing much of the sales growth and profitability of the business, while building a strong team of leaders to drive continued market success.  In his expanded corporate role, he will be assuming many of the responsibilities previously handled by Paul Meyer, former President and Chief Operating Officer.  His primary focus will be on sales, product management and operations.

Snow began his career with Shuffle Master in 2000 as Table Games Product Manager. In addition to running the product line, Snow oversaw the development of the Company’s proprietary table games. Snow has developed some of the most popular games in the market, including Four Card Poker®, Crazy 4 Poker® and Dragon Bonus®.  Snow’s games represent over 1,200 tables in casinos around the world. Snow has held three other positions in the company.  With this promotion, he will take over chairing the Company’s Corporate Products Group, the committee responsible for the Company’s product strategy.  In addition, he will oversee worldwide marketing.

Smith started with Shuffle Master in 2001 and most recently served as Senior Vice President and General Counsel.  During his tenure with the Company, he has played a major role in the Company’s acquisitions and other important legal transactions. Smith will continue to serve as the Company’s General Counsel, responsible for the Company’s legal, compliance and corporate affairs.  He will also now serve as Corporate Secretary.

Smith, Lopez and Snow will continue to report directly to Yoseloff and will maintain their current responsibilities in addition to overseeing corporate strategic goals and objectives.

About Shuffle Master, Inc.
Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers with improved profitability, productivity and security, as well as popular and cutting-edge gaming entertainment content, through value-add products in four distinct categories: Utility products which includes automatic card shuffler, roulette chip sorters and intelligent table system modules, Proprietary Table Games which include live table game tournaments, Electronic Table Systems which include various e-Table game platforms, and Electronic Gaming Machines which include traditional video slot machines for select markets and wireless gaming solutions. The Company is included in the S&P Smallcap 600 Index.  Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

###

Forward Looking Statements

This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: we may be unable to repurchase our contingent convertible senior notes; our intellectual property or products may be infringed, misappropriated, invalid, or unenforceable, or subject to claims of infringement, invalidity or unenforceability, or insufficient to cover competitors' products; the gaming industry is highly regulated and we must adhere to various regulations and maintain our licenses to continue our operations; the search for and possible transition to a new chief executive officer, and the search for and the transition to a new chief financial officer, could be disruptive to our business or simply unsuccessful; our ability to implement our five-point strategic plan successfully is subject to many factors, some of which are beyond our control; litigation may subject us to significant legal expenses, damages and liability; our products currently in development may not achieve commercial success; we compete in a single industry, and our business would suffer if our products become obsolete or demand for them decreases; any disruption in our manufacturing processes or significant increases in manufacturing costs could adversely affect our business; our gaming operations, particularly our Utility, Proprietary Table Games, Electronic Table Systems and Electronic Gaming Machines, may experience losses due to technical difficulties or fraudulent activities; we operate in a very competitive business environment; we are dependent on the success of our customers and are subject to industry fluctuations; risks that impact our customers may impact us; certain market risks may affect our business, results of operations and prospects; a downturn in general economic conditions or in the gaming industry or a reduction in demand for gaming may adversely affect our results of operations; economic, political and other risks associated with our international sales and operations could adversely affect our operating results; changes in gaming regulations or laws; we are exposed to foreign currency risk; we could face considerable business and financial risk in implementing acquisitions; if our products contain defects, our reputation could be harmed and our results of operations adversely affected; we may be unable to adequately comply with public reporting requirements; our continued compliance with our financial covenants in our revolving credit facility is subject to many factors, some of which are beyond our control; the restrictive covenants in the agreement governing our revolving credit facility may limit our ability to finance future operations or capital needs or engage in other business activities that may be in our interest; our available cash and access to additional capital may be limited by our substantial leverage; and our business is subject to quarterly fluctuation. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K and registration statement on Form S-1, filed on June 27, 2008, as amended.